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Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of AmeriCredit Corp., which is incorporated by reference in AmeriCredit Corp.'s Annual Report on Form 10-K for the year ended June 30, 1999.


PRICEWATERHOUSECOOPERS LLP


Fort Worth, Texas
October 29, 1999